Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

Board of Directors
Detto Technologies, Inc.
Bellevue, Washington

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated April 1, 2005, on the financial statements of Detto Technologies, Inc. as of December 31, 2004 and 2003, for the filing with and attachment to the Form S-8.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

September 23, 2005

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com